Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-153669) and Form F-3 (No. 333-199783) of Prana Biotechnology Limited of our report dated August 31, 2017 relating to the financial statements, which appears in this Form 20‑F.

/s/ PricewaterhouseCoopers Melbourne, Australia August 31, 2017